Exhibit 4.2

This Security is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depositary (as hereinafter defined) or a nominee of the Depositary or a successor depositary.  This Security is not exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee except in the limited circumstances described herein and in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in the limited circumstances described herein and in the Indenture.

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (the "Depositary") to Royal Caribbean Cruises Ltd., as Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of the Depositary (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depositary), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

ROYAL CARIBBEAN CRUISES LTD.
5.250% SENIOR NOTES DUE 2022

REGISTERED
U.S. $
CUSIP: 780153 AU6
ISIN: US780153AU63

REGISTERED
No. R-

Royal Caribbean Cruises Ltd., a Liberian corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of United States Dollars on November 15, 2022, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from November 7, 2012 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on May 15th and November 15th in each year, commencing May 15, 2013, at the rate of 5.250% per annum, until the principal hereof is paid or made available for payment.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1st or November 1st (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of the Indenture) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and, if such payment is so made, no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any), interest and Additional Amounts on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest in immediately available funds may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or the Second Supplemental Indenture hereinafter referred to or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
ROYAL CARIBBEAN CRUISES LTD.

By:
Name:
Title:

Attest:

Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

REVERSE OF SECURITY

This Security is one of a duly authorized issue of senior securities evidencing unsecured and unsubordinated indebtedness of the Company (herein called the "Securities"), issued and to be issued in one or more series under and pursuant to an Indenture, dated as of July 31, 2006, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A.), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture, dated as of July 6, 2009 and a Second Supplemental Indenture, dated as of November 7, 2012, between the Company and the Trustee (herein collectively the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  To the extent not inconsistent herewith, the terms of the Indenture are hereby incorporated by reference herein.

The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption or repayment provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), and may otherwise vary as provided in the Indenture.  This Security is a Book-Entry Security representing U.S. $aggregate principal amount of a series of Securities designated as the 5.250% Senior Notes due November 15, 2022 of the Company.  Securities in the aggregate amount of U.S. $ are being issued at the time of issuance of this Security.  Additional Securities of the same class may be issued under the Indenture (the “Additional Securities”).  The Securities and the Additional Securities subsequently issued shall be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series will not be subject to any sinking fund and will not be redeemable by the Company prior to Maturity, except in the limited circumstances described in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of this Security and (b) certain restrictive covenants and certain

Events of Default upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

This Security is a Book-Entry Security registered in the name of a nominee of the Depositary.  This Book-Entry Security is exchangeable for Securities registered in the name of a person other than the Depositary or its nominee only in the limited circumstances hereinafter described.  Unless and until it is exchanged in whole or in part for definitive Securities in certificated form, this Book-Entry Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

The Securities represented by this Book-Entry Security are exchangeable for definitive Securities in certificated form of like tenor as such Securities in denominations of $2,000 and integral multiples of $1,000 in excess thereof only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Book-Entry Security or the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company fails within 90 days thereafter to appoint a successor, (ii) the Company executes and delivers to the Trustee a Company Order that such Book-Entry Security shall be so transferable and exchangeable or (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series.  Any Securities that are exchangeable pursuant to the preceding sentence are exchangeable for certificated Securities issuable in authorized denominations and registered in such names as the Depositary shall direct.  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of definitive Securities in certificated form is registerable in the Security Register upon surrender of the definitive Security for registration of transfer at the office or agency of the Company at any place where the principal of, premium, interest and Additional Amounts on the definitive Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.  Subject to the foregoing, this Book-Entry Security is not exchangeable, except for a Book-Entry Security or Book-Entry Securities of this issue of the same principal amount to be registered in the name of the Depositary or its nominee.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

THIS BOOK-ENTRY SECURITY SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Book-Entry Security, and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such security on the books of the Company, with full power of substitution in the premises.

Dated:___________________

NOTICE:
The signature to this assignment must correspond with the name as written upon the face of the within Book-Entry Security in every particular without alteration or enlargement or any change whatsoever.